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                                                                     Exhibit 3.2


                             GILDAN ACTIVEWEAR INC.

                                   BY-LAW ONE

                     MEETINGS OF SHAREHOLDERS AND DIRECTORS

ARTICLE 1.  MEETINGS OF SHAREHOLDERS

     1.1 Place and Time. Meeting of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place and at such time as the Board of Directors, the Chief Executive Officer or the President may determine, from time to time.

     1.2 Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, a Vice-Chairman of the Board or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for the purpose by the Board of Directors, shall preside at all meetings of shareholders. All of the foregoing officers may attend such meetings but no Vice-President shall act as chairman if the Board of Directors shall have determined that he shall not so act. If all of the foregoing officers be absent or unable or refuse or fail to act, the persons present may choose a chairman.

     1.3 Quorum. The holder or holders of not less than 25 percent of the outstanding shares of the Corporation carrying voting rights at the meeting, present in person or represented by proxy or by an authorized representative, shall constitute a quorum.

ARTICLE 2.  MEETINGS OF DIRECTORS

     2.1 Place, Time and Notice. Immediately after the annual meeting of shareholders in each year, a meeting of such of the newly elected directors as are then present may be held, provided that they shall constitute a quorum, without notice, for the appointment of officers of the Corporation and the transaction of such other business as may come before the meeting.

          Subject to the provisions of any resolution of the Board of Directors, meetings of the Board of Directors may be called at any time by the Chairman of the Board or a Vice-Chairman of the Board or the President or any Vice-President who is a director or any two directors and notice of the
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                                      -2-

time and place for holding any meeting of the Board of Directors shall be given at least 24 hours (excluding week-ends and statutory holidays) prior to the time fixed for the meeting. Any meeting so called may be held at the registered office of the Corporation or any other place which shall have been fixed by the Board of Directors.

     2.2 Chairman. Subject to the provisions of any resolution of the Board of Directors, the Chairman of the Board or, in his absence or inability or refusal or failure to act, any Vice-Chairman of the Board or, in his absence or inability or refusal or failure to act, the President or, in his absence or inability or refusal or failure to act, the Vice-President or, if there be more than one Vice-President, that one of them who may have been designated for the purpose by the Board of Directors, shall president at all meetings of the Board of Directors; provided that neither the President nor any Vice-President shall so act unless he is a director. If all of the foregoing officers be absent or unable or refuse or fail to act, the directors present may choose a chairman from among their number. The chairman at any meeting of directors may vote as a director.

     2.3 Quorum. Except where the Corporation has only one director, the Board of Directors may, from time to time, fix by resolution the quorum for meetings of the Board of Directors but until otherwise fixed three (3) directors in office shall constitute a quorum.

          Enacted on June 9, 1998.
          Witness the signatures of the Chairman of the Board and Chief Executive Officer and the Secretary of the Corporation


          /s/ H. Gregory Chamandy
          -----------------------------
          Chairman of the Board and
          Chief Executive Officer


          /s/ G. Martel
          -----------------------------
          Secretary


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                             GILDAN ACTIVEWEAR INC.

                             DIRECTORS' RESOLUTIONS

                               DATE: JUNE 9, 1998

in conformity with Section 117 of the Canada Business Corporations Act

ENACTMENT OF SPECIAL BY-LAW "A"

          Whereas it is deemed expedient and in the best interest of the Corporation to repeal and replace the existing by-laws of the Corporation.

     RESOLVED:

     1. That SPECIAL BY-LAW "A", being a special by-law of the Corporation repealing the existing by-laws of the Corporation, as submitted to the directors, is hereby enacted and made as SPECIAL BY-LAW "A" of the Corporation; and

     2. That the Chairman of the Board and Chief Executive Officer and the Secretary are hereby authorized to sign a copy of the said special by-law and to insert such signed copy in the minute book of the Corporation to form part of the records of the Corporation and such signing by the Chairman of the Board and Chief Executive Officer and Secretary shall be conclusive evidence for all purposes and to all persons that the special by-law to which their signatures are affixed is the special by-law hereby enacted and made as SPECIAL BY-LAW "A".


ENACTMENT OF BY-LAW ONE

          RESOLVED:

     1. That, to replace the by-laws of the Corporation hereinabove repealed, BY-LAW ONE, being the new general administrative by-law of the Corporation, as submitted to the directors, is hereby enacted and made as BY-LAW ONE of the Corporation; and

     2. That the Chairman of the Board and Chief Executive Officer and the Secretary of the Corporation are hereby authorized to sign a copy of the said by-law and to insert such signed copy in the minute book of the Corporation to form part of the records of the Corporation and such signing by the Chairman of the Board and

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Chief Executive Officer and Secretary shall be conclusive evidence for all purposes and to all persons that the by-law to which their signatures are affixed is the by-law hereby enacted and made as BY-LAW ONE.

ADMINISTRATIVE RESOLUTIONS

          RESOLVED:

1.        SHARE CERTIFICATES

          Share certificates issued by the Corporation shall be in form approved from time to time by the Board of Directors and shall bear the signatures of any two directors or officers of the Corporation or any director acting together with any officer of the Corporation. In the case of certificates for Class A Subordinate Voting Shares, same shall be countersigned by the Transfer Agent appointed in respect thereto and registered by the Registrar.

2.        CORPORATE SEAL

          The Corporation may have a corporate seal in the form from time to time approved by the Board of Directors. Any director or officer of the Corporation or any agent of the Corporation designated by any such director or officer shall have authority to affix the corporate seal to any document.

3.        FINANCIAL PERIOD

          The financial period of the Corporation shall end on the last Sunday following September 28 in each year.

4.        CONTRACTS

          All contracts, agreements, deeds, documents, engagements, bonds, debentures and other instruments requiring execution by the Corporation may be signed on behalf of the Corporation by any two directors or officers of the Corporation or any director acting together with any officer of the Corporation or as the Board of Directors may otherwise authorize from time to time. Any such authorization may be general or confined to specific instances.

5.        AUTHORIZATION

          Any director or officer of the Corporation or any other person nominated for the purpose by any director or officer of the Corporation is authorized and empowered to appear and make answer for, on behalf of and in the name of the Corporation to all writs, orders and interrogatories upon articulated facts issued out

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of any court and to declare for, on behalf of and in the name of the
Corporation any answer to writs of seizure by way of garnishment and orders to show cause in which the Corporation is garnishee; and each of said directors, officers and persons is authorized and empowered to make all affidavits and sworn declarations in connection therewith or in connection with any and all judicial proceedings to which the Corporation is a party and to make demands of abandonment or petitions for winding up or bankruptcy orders upon any debtor of the Corporation and to attend and vote at all meetings of creditors of the Corporation's debtors and grant proxies in connection therewith; and any one of said directors, officers or persons is authorized to appoint by general or special power or powers of attorney any person or persons, including any person or persons other than those directors, officers and persons herein-before mentioned, as attorney or attorneys for the Corporation to do any of the foregoing things.

6.   OFFICERS-TITLES, POWERS AND DUTIES

     The officers of the Corporation and their respective titles, powers and duties shall be as follows:

     6.1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, an Executive Vice-President, Manufacturing, an Executive Vice-President, Finance and Administration, a Treasurer and a Secretary who shall be appointed by the Board of Directors. The Board of Directors may also appoint, at any time and from time to time, as officers, a Chairman of the Board, one or more Vice-Chairmen of the Board, one or more Vice-Presidents, one or more Assistant-Secretaries, one or more Assistant-Treasurers and such other officers as the Board of Directors may, from time to time, deem expedient. All officers shall respectively perform such duties, in addition to those specified in the by-laws of the Corporation and in this resolution, as shall, from time to time, be prescribed by the Board of Directors. The same person may hold more than one office and none of such officers of the Corporation, except the Chairman of the Board and any Vice-Chairman of the Board, need be a director of the Corporation.

     6.2. Chairman and Vice-Chairman of the Board. The Chairman of the Board shall have the powers and duties conferred upon him by the by-laws of the Corporation and such other powers and duties as the Board of Directors may determine from time to time. A Vice-Chairman of the Board shall possess the powers of the Chairman of the Board in the absence or inability or refusal or failure to act of the Chairman of the Board, and, if a Vice-Chairman of the Board exercises any of the powers and duties of the Chairman of the Board, the absence or inability or refusal or failure to act of the Chairman of the Board shall be presumed.

     6.3. Chief Executive Officer. The Chief Executive Officer shall have the powers and duties conferred upon him by the by-laws of the Corporation and by
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this resolution and such other powers and duties as the Board of Directors may determine from time to time. The Chief Executive Officer shall, as such, exercise a general control of and supervision over the affairs and business of the Corporation, except to the extent that the Board of Directors shall otherwise determine.

     6.4. President. The President shall have the powers and duties conferred upon him by the by-laws of the Corporation and by this resolution and such other powers and duties as the Board of Directors may determine from time to time. The President shall be the Chief Operating Officer and, as such, shall exercise a general control of and supervision over the operations of the Corporation, except to the extent that the Board of Directors shall otherwise determine.

     6.5. Vice-President or Vice-Presidents. A Vice-President shall have the powers and duties conferred upon him by the by-laws of the Corporation and this resolution and such other powers and duties as the Chief Executive Officer or the President or the Board of Directors may determine from time to time. In the absence or inability or refusal or failure to act of the President, the Vice-President or, if there be more than one, each of the Vice-Presidents shall have the powers and duties of the President and, if any such Vice-President exercises any of the powers and duties of the President, the absence or inability or refusal or failure to act of the President shall be presumed; provided, however, that if there be more than one Vice-President, the extent and the conditions upon which each of them shall have the powers and duties of the President shall be subject to any determination theretofore made by the Board of Directors.

     6.6. Secretary and Assistant-Secretaries. The Secretary shall attend to the giving and service of all notices of the Corporation and shall keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose. He shall have charge of the records of the Corporation and such other books and papers as the Chief Executive Officer, the President or the Board of Directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and other documents required by law to be kept and filed by the Corporation and not required to be kept by some other officer or agent of the Corporation. He shall perform all the acts incidental to the office of Secretary subject to the control of the Chief Executive Officer, the President or the Board of Directors and shall have such other powers and duties as the Chief Executive Officer, the President or the Board of Directors may determine from time to time. Assistant-Secretaries may perform any of the duties of the Secretary delegated to them, from time to time, by the Board of Directors, the Chief Executive Officer, the President or the Secretary.

     6.7. Treasurer and Assistant-Treasurers. The Treasurer shall have general charge of the finances of the Corporation. He shall render to the Board of Directors, whenever directed by the Board of Directors, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and, as soon
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as possible after the close of each financial year or other period designated by the Board of Directors, he shall make and submit to the Board of Directors a like report for such financial year or other period. He shall have charge and custody of and be responsible for the keeping of the accounting records required to be kept pursuant to the laws governing the Corporation. He shall perform all the acts incidental to the office of Treasurer subject to the control of the Chief Executive Officer, the President or the Board of Directors and shall have such other powers and duties as the Chief Executive Officer, the President or the Board of Directors may determine from time to time. Assistant-Treasurers may perform any of the duties of the Treasurer delegated to them, from time to time, by the Board of Directors, the Chief Executive Officer, the President or the Treasurer.

     6.8. Removal. The Board of Directors may remove and discharge any or all of the officers or employees of the Corporation, either with or without cause, and appoint others in their place or places. Any officer or employee of the Corporation, other than the Chairman or a Vice-Chairman of the Board or the President, may also be removed and discharged, either with or without cause, by the Chief Executive Officer.

7.        NUMBER OF DIRECTORS

          The number of directors of the Corporation shall be seven.

8.        COMMITTEES OF DIRECTORS

     8.1. Until such time as otherwise determined by the Directors, the committees of the Board of Directors and their respective duties and responsibilities shall be as follows:

     (i) AUDIT COMMITTEE -- The Audit Committee will review, report and, where appropriate, provide recommendations to the Board of Directors on the following:

          (a)  Financial reporting and control:

          - the annual and interim consolidated financial statements and the integrity of the financial reporting of the Corporation;

          - the adequacy of the Corporation's processes for identifying and managing risks;

          -    the adequacy of the Corporation's internal control system;

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          -    the adequacy of the Corporation's processes for complying with laws and regulations;

          - the appropriateness of and compliance with, the policies and practices of the Corporation relating to business ethics.

          (b)  Relationships:

          - the appointment, terms of engagement and proposed fees of the shareholders' auditors;

          -    the appointment and mandate of the internal auditor;

          - its own relationship with the audit committees of related entities; and

          - its own relationship with other committees of the Board of Directors and with management.

     (ii) COMPENSATION COMMITTEE -- The Compensation Committee will perform the functions customarily performed by such committees. Among its duties are the following:

          - to conduct an annual review of the directors' remuneration for Board and Committee service in relation to current norms, and to recommend any change for Board approval;

          - to assess annually the performance of the Chief Executive Officer and of the Chief Operating Officer against specific performance criteria; to review with the said officers the annual performance assessment of all other officers and to report annually to the Board of Directors on all of the foregoing;

          - to oversee the Corporation's executive compensation policy and to specifically consider and recommend annually for approval by the Board of Directors all forms of compensation for its Chief Executive Officer, the Chief Operating Officer and all other officers;

          - to review with the Chief Executive Officer, with respect to the officers' group, any proposed change in the Corporation's benefit and incentive plans and to recommend for approval any change requiring Board action;

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          -    to advise the Board of Directors on policy with respect to the administration of the Corporation's Stock Option Plan and to generally oversee the administration thereof.

     8.2 The Committees shall be governed by the following provisions and rules and regulations:

     (i) MEMBERS -- Each Committee of Directors shall consist of such number of directors, being not less than three nor more than five, as the Board of Directors may from time to time by resolution determine, provided that none of the members of the Audit Committee and Compensation Committee shall be an employee of the Corporation or an affiliate of the Corporation.

     (ii) TERM -- The Chairman and the members of each Committee shall be appointed by resolution of the Board of Directors to hold office from the time of their appointment until the next annual general meeting of shareholders or until their successors are so appointed.

     (iii) PROCEDURES FOR MEETINGS -- Each Committee shall fix its own procedure at meetings and for the calling of meetings.

     (iv) QUORUM VOTING -- Unless otherwise determined from time to time by resolution of the Board of Directors, two Committee members, one of which shall be the Committee Chairman, shall constitute a quorum for the transaction of business at a Committee meeting. The Chairman of the Board may however authorize the Committee Chairman to be replaced by another Committee member for any Committee meetings at which the regular Committee Chairman is absent. At a Committee meeting, any questions shall be decided by a majority of the votes cast by Committee members, except where only two Committee members are present, in which case any questions shall be decided unanimously.

     (v) SECRETARY -- Unless otherwise determined by resolution of the Board of Directors, the Secretary or Assistant-Secretaries of the Corporation shall be the secretary of each committee.

     (vi) REMOVAL -- The Board of Directors may at any time, with or without motive, remove any member of a Committee.

     (vii) VACANCIES -- Vacancies at any time occurring in a Committee shall be filled by resolution of the Board of Directors.
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     (viii)  Records -- Each Committee shall keep records of its proceedings as it may deemed necessary and shall from time to time report its activities and recommendations to the Board of Directors as appropriate.

9.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Subject to the limitations contained in the Canada Business Corporations Act, as amended, but without limit to the right of the Corporation to indemnify any person under such Act or otherwise, the Corporation shall indemnify a Director or Officer, a former Director or former Officer, or a person who acts or acted at the Corporation's request as the director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by and in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Corporation or of such body corporate, if (a) he acted honestly and in good faith with a view to the best interest of the Corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.


/s/ H. Gregory Chamandy                  /s/ Glenn Chamandy
---------------------------------        ---------------------------------
H. Gregory Chamandy                      Glenn Chamandy


/s/ Edwin B. Tisch                       /s/ Daniel Laporte
---------------------------------        ---------------------------------
Edwin B. Tisch                           Daniel Laporte


/s/ George deS. Davidson                 /s/ William Houston Jr.
---------------------------------        ---------------------------------
George deS. Davidson                     William Houston Jr.


/s/ Norman Steinberg
---------------------------------
Norman Steinberg